Exhibit 99.1

JUNAN COUNTY, China, July 1 /PRNewswire-Asia-FirstCall/ -- American Lorain Corporation (OTC Bulletin Board: ALRC; "American Lorain" or the "Company"), an international processed foods company based in Shandong Province, People's Republic of China ("PRC"), today announced that the Company exhibited at the 55th Summer Fancy Food trade show from June 28 - 30, 2009 at the Javits Center in New York.

The National Association for the Specialty Food Trade's (''NASFT'') Fancy Food Shows are North America's largest specialty food and beverage marketplace. The New York Fancy Food show attracted 24,000 attendees and featured 2,300 exhibitors from 75 countries showcasing more than 140,000 products, including confections, cheese, coffee, snacks, spices, ethnic, natural, and organic products.

American Lorain showcased traditional chestnut products together with convenience food products, such as the newly-introduced bean products, in booth # 4674 under the name of its subsidiary Beijing Green Foodstuff Co. Ltd.

''Exhibiting at the Fancy Food Show was a valuable opportunity for us to gauge the interest of American retailers and restaurateurs for our products,'' said Mr. Si Chen, CEO and Chairman of American Lorain. ''We met with several potential distributors during the show, and hope to continue exploring export opportunities to the U.S. - a market that we have yet to penetrate."

About American Lorain Corporation American Lorain Corporation ("American Lorain" or the "Company") is a Delaware corporation that develops, manufactures and sells various food products. The Company's products include chestnut products; convenience foods products (including ready-to-cook foods, ready-to-eat foods, and meals-ready-to-eat); and frozen, canned and bulk foods products. The Company currently sells over 234 products to 26 provinces and administrative regions in China as well as to 42 foreign countries. The Company operates through its four direct and indirect subsidiaries and one leased factory located in China. For more information about American Lorain, please visit our website at http://www.americanlorain.com .

Forward-Looking Statements

Statements contained herein that relate to the Company's future performance, including statements with respect to forecasted revenues, margins, cash generation and capital expenditures are "forward-looking statements". Such statements involve a number of risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from those anticipated. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions, particularly the current downturn in the worldwide economy; our ability to obtain adequate supplies of raw materials; our ability to manage our expansion strategy; changes in foreign currency exchange rates; government regulation; difficulties in new product development; changing consumer tastes in disparate markets worldwide and our ability to address those changes; our ability to attract and retain highly qualified personnel; and other factors affecting our operations that are set forth in our Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, please contact:

American Lorain Corp
Mr. Alan Jin, CFO
Phone: +86-21-6145-3891
Email: alanjin@americanlorain.com
Web: http://www.americanlorain.com

CCG Investor Relations
Mr. Crocker Coulson, President
Phone: +1-646-213-1915
Email: crocker.coulson@ccgir.com

Ms. Linda Salo, Financial Writer
Phone: +1-646-922-0894
Email: Linda.salo@ccgir.com
Web: http://www.ccgirasia.com